EXHIBIT 5.1

                                                                   June 29, 1999

D.G. Jewellery of Canada Ltd.
1001 Petrolia Road
North York, Ontario
M3J 2X7

Gentlemen:

                        Re: D.G. Jewellery of Cnaada Ltd.

      We have acted as Ontario counsel to D.G. Jewellery of Canada Ltd. (the "Company"), a corporation formed under the laws of the Province of Ontario, in connection with its filing of a registration statement on Form SB-2 (Registration No. 333-__________, the "Registration Statement") covering 1,149,531 shares of common stock, no par value (the "Common Stock") to be sold by selling security holders ("Selling Security Holders").

      In our capacity as Ontario counsel to the Company, we have examined such statutes, public and corporate records, documents and certificates of governmental authorities, auditors and officers of the Company and others and made investigations as we have considered necessary and appropriate to enable us to render the opinions expressed herein. In such examinations, we have assumed the genuineness of all signatures, the truthfulness of all statements and the authenticity of all documents submitted to us as copies. We have also considered such questions of law as we have considered necessary or appropriate to enable us to render the opinion expressed herein.

      We have assumed for the purposes of this opinion that the issuance of the shares has been effected outside the Province of Ontario and the Company has not distributed any securities to or for the benefit of residents of Ontario.

      The opinion expressed herein is based on and limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, as in effect on the date hereof. We are qualified to practice law only in the Province of Ontario.
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      Based and relying upon the foregoing, and subject to the qualifications set forth below we are of the opinion that:

      The shares of Common Stock covered by this Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting the Registration Statement.

      This opinion is for the sole use and benefit of the person to whom it is addressed and may not be transmitted to or relied upon by any other person, except for Gersten, Savage & Kalpowitz, LLP, United States counsel to the Company, without prior written consent.

                                        Yours very truly,

                                        /s/     GRUBNER, KRAUSS
                                        ----------------------------------------
                                                Grubner, Krauss
                                                Barristers & Solicitors